SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            FORM 8-K

         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (date of event reported): March 20, 2000.

                   Q COMM INTERNATIONAL, INC.
     (Exact name of registrant as specified in its charter)

                 Commission File Number: 0-29123

            Utah                           88-4058493
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

1145 SOUTH 1680 WEST                    84058-4930
OREM, UTAH
(Address of principal executive         (Zip Code)
offices)

Registrant's Telephone Number: (801) 226-4222

                  Azore Acquisition Corporation
      8 East Broadway, Suite 620, Salt Lake City, UT 84111
  (Former name or former address, if changed since last report)


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            Item 1. Changes in Control of Registrant.

The Transaction

     On March 20, 2000, Q Comm International, Inc., a Utah corporation ("Q Comm") acquired Azore Acquisition Corporation, a Nevada corporation ("Azore") as a wholly owned subsidiary through a stock for stock exchange. Immediately following the exchange, Q Comm and Azore entered into a Plan of Merger pursuant to which Azore was merged with and into Q Comm.

     Prior to the transaction, Azore had 500,000 shares of common stock outstanding, which were exchanged for 100,000 shares of the restricted common stock of Q Comm.

Securities of Q Comm

     The authorized capital stock of Q Comm consists of 50,000,000 shares of Common Stock, par value $0.001 of which 7,423,198 are issued and outstanding on March 20, 2000. All outstanding shares of Common Stock are fully paid and non-assessable. Each holder of record of Common Stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. Cumulative voting is not authorized by the Articles of Incorporation.

     Holders of Q Comm Common Stock are entitled to dividends in the discretion of the Board of Directors and payment thereof will depend upon, among other things, Q Comm's earnings, its capital requirements and its overall financial condition. Q Comm has not paid any cash dividends on its Common Stock since inception and intends to follow a policy of retaining any earnings to finance the development and growth of its business. Accordingly, it does not anticipate the payment of cash dividends in the foreseeable future.

     Market For Common Shares

     There is currently a limited trading market for Q Comm
Common Stock.  Q Comm's Common Stock trades on the Over the
Counter Bulletin Board under the symbol QCCM.

     Share Eligible for Future Sale

     Q Comm presently has outstanding 7,423,198 shares of Common Stock. Of these shares, 5,819,851 shares of outstanding Common Stock were issued and sold by Q Comm in private transactions in reliance upon exemptions from registration under the Securities Act of 1933 (the "Act"). Such shares may be sold only pursuant to an effective registration statement filed by Q Comm or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Act.

     In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of Q Comm may sell shares of Common Stock after at least one year has elapsed since such shares were acquired from Q Comm or an affiliate of Q Comm. The number of shares of Common Stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding Common Stock or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of

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Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Q Comm (and who has not been an affiliate of Q Comm for 90 days prior to the sale) and who has beneficially owned shares acquired from Q Comm or an affiliate of Q Comm for over two years may resell the shares of Common Stock without compliance with the foregoing requirements under Rule 144.

     No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices.

Security Ownership of Certain Beneficial Owners and Management of
Q Comm

     The following tables set forth, as of March 20, 2000, the number of shares of Common Stock of Q Comm beneficially owned by all persons known to be holders of more than five percent of Q Comm's Common Stock and by all executive officers and directors of Q Comm individually and as a group.

Title of         Name and address    Amount and Nature    Percent
Class            of beneficial       of beneficial        of
                 owners              ownership            Class

2% Convertible   GEM Global Yield    $150,000.00 with a   100%
Debenture (1)    Fund Limited        conversion rate of
                 c/o Loughran & Co.  $1.00 per share, or
                 38 Hertford Street  65% of the average
                 London W1Y7TG       bid price for the
                                     five days prior

Common Stock     GEM Global Yield    683,523 shares       9.2%
(1)              Fund Limited
                 c/o Loughran & Co.
                 38 Hertford Street
                 London W1Y7TG

     (1) Resulting from the Convertible Debenture and Common Stock purchase agreement originally by and between Q Comm International, Inc. and GEM Investments, LTD, and subsequent agreement between GEM Investments, LTD and GEM Global Yield Fund Limited ("GEM Global") dated on September 15, 1999 whereby GEM Investments, LTD sold to GEM Global $650,000 in principal amount of the Debentures registered to GEM Investments, LTD along with conversion rights to 2,000,000 escrowed shares. In February 2000, Gem Global converted $500,000 in principal amount of the Debenture to of Q Comm common stock. GEM Global is entitled to repayment on the remaining $150,000 of the Debenture on or before the maturity date of May 12, 2004 (the "Maturity Date") in addition to receiving interest at the rate of 2% per annum until payment in full of the principal amount together with all accrued and unpaid interest. GEM Global may elect at any time to convert the Debenture, in whole or in part, into shares of Q Comm Common Stock. If GEM Global makes such election the formula for determining the rate of conversion shall be $1.00 per share, or 65% of the average bid price for the five days prior to conversion, which ever is less. Q Comm agrees that, if at any time the conversion price of the Debentures is such that the number of Escrow Shares is less than 200% of the number of shares of Common Stock that would be needed to satisfy full

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conversion of all of the Debentures given the then current
conversion price (the "Full Conversion Shares"), upon five (5) days written notice of such circumstance to Q Comm by the Purchaser and/or Escrow Agent, it will issue additional share certificates, in the name of each of the Purchasers, and deliver same to the Escrow Agent, such that the new number of Escrow Shares is equal to 200% of the Full Conversions shares. The Escrow Agreement shall terminate upon the earlier of (i) the conversion of the full amount of the Debentures; or (ii) the Maturity Date of the Debentures. Upon termination of the Escrow Agreement, the Escrow Agent shall return any unconverted Escrow Shares to Q Comm. On the Maturity Date, the Debenture and all interest due shall convert automatically into shares of Common Stock at the conversion price.

Security Ownership of Management

Title of      Name and address      Amount and Nature    Percent
Class         of beneficial owners  of beneficial        of
                                    ownership            Class
Common Stock  Paul C. Hickey (1)    3,555,345 shares     4.8%
              1638 N.1030 W.
              Orem, Utah 84057

Options on    Stephen C. Flaherty   520,000 options      0.9%
Common Stock  (1)                   70,000 options
              3645 N. Little Rock   vested
              Drive                 No options
              Provo, Utah 84604     exercised

Common Stock  K.C. Holmes (1)       123,333 shares       1.7%
              736 E. Stokes Avenue
              Draper, Utah 84020

Common Stock  Katie Benioni (1)     14,000 shares        0.2%
              279 E. 1090 North
              Orem, Utah 84057

Common Stock  Brent Bingham (1)     10,000 shares        0.1%
              516 W. 300 S.
              Orem, Utah 84058

Total         All Officers &        3,772,678 shares     51.0%
              Directors
              as a group
              beneficially
              own

     (1) The listed beneficial owners have no rights to acquire any shares within 60 days of the date of this Form 8-K from options, warrants, rights, conversion privileges or similar obligations.

Change in Control

      There are no arrangements, including any pledge by any person of securities of Q Comm or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.

Directors, Executive Officers, Promoters and Control Persons

     The following Table sets forth certain information regarding the executive officers and directors of Q Comm as of January
20,2000.

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Name                    Age     Title

Paul C. Hickey          39      CEO, Chairman of the Board
Stephen C. Flaherty     52      President
Brent T. Bingham        33      Director
K.C. Holmes             32      Director
Katie Benioni           31      Secretary

     Paul C. Hickey is CEO and Chairman of the Board of Directors of Q Comm. He finalized Q Comm's acquisition of Teleshare900 and Teleconnect on August 3, 1998, companies he founded in 1992 and 1993 respectively. Through these acquisitions, Mr. Hickey successfully merged and focused the assets, personnel and experience that generated seven years of success in the telecom industry. As founder of Teleshare and Teleconnect, Mr. Hickey built one of the nation's most successful IVR service bureaus, implemented a nationwide telecom training program, and became a leader in recruiting telecom value-added resellers. Prior to his work at Teleshare and Teleconnect, Mr. Hickey served as a national seminar speaker on direct marketing for American Business Seminars during 1991 and 1992. Prior to 1991, he served two years as the general manager of the Ridge Athletic Club and two years as department manager for Yurika Foods. He has a Bachelor of Science degree from Brigham Young University with a concentration in marketing, a co-concentration in International business, and minors in accounting and economics.

     Stephen C. Flaherty joined Q Comm as their President in April, 1999. Prior to joining Q Comm, Mr. Flaherty's past successes include executive marketing and sales positions at large corporations and small, start-up businesses. He began his career at Bell and Howell where he was promoted seven times in 14 years. In his last position with Bell and Howell, Mr. Flaherty was called on to launch a new division in Ohio as the Director of Sales and Marketing. Having established a track record of building successful sales teams, he was recruited by GE Capital and became the Vice President of Sales and Marketing for Dealer Systems. While in this position, Mr. Flaherty had the opportunity to work with Jack Welch, CEO of GE, where Mr. Flaherty developed an expertise in applying the strategies and techniques for building shareholder value. This insight, his success record and natural enthusiasm made him an attractive acquisition for companies in need of a turn around. From 1991 to 1998, Mr. Flaherty helped turn around various small to medium-sized businesses in need of his skills and experience. Serving as CEO, President, and in other executive positions, he helped successfully turn around First Image, a technical document publisher; MERX, a medical services company and GBS, the second largest consulting partner of JD Edwards.

     Mr. Bingham presently serves as a Director of Q Comm. Mr. Bingham has served in this capacity since February, 1999. Mr. Bingham currently serves as President of Eclipse Marketing, Inc., (marketing services) a position he has held since December, 1992; President of Eclipse Marketing One, LLC (marketing home security systems) since August, 1997 to Present; and President of Bingham Quality Services (Pest Control Sales and Service) from October,1997 to present.

     Mr. Holmes presently serves as a Director of Q Comm. Mr. Holmes has served in this capacity since December of 1998. Mr. Holmes currently serves as CEO of Murdock Group Career Satisfaction, Corp. (Career Training.) He has served in this position since August, 1996; Mr. Holmes is Chairman of the Board of Directors of Open Seas, Inc. (import wholesale of hardware); Mr.

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Holmes served as an Account Manager for Provider Solutions
(Oracle Reseller) from 1995 to 1996; from 1991 to 1995 Mr. Holmes was a developer for Dynix-Library Service.

     Ms. Benioni currently serves as Secretary to Q Comm. From 1994 to 1997 Ms. Benioni was an Account Manager for Teleshare 900, Inc. and Teleconnect, Inc. From 1997 to present Ms. Benioni is the owner of Total Financial Solutions (Bookkeeper for various small businesses)

     The directors of Q Comm hold no other directorship in any other reporting company. In addition to Paul C. Hickey, the Companies CEO, Q Comm's significant employees include Stephen C. Flaherty, President, John T. Hickey, Director of Marketing and Bruce R. Siskonen, Q Comm's National Sales Manager. There are no family relationships among the directors or persons nominated or chosen by Q Comm to become a director. Paul C. Hickey, CEO and Chairman of the Board and John T. Hickey, National Sales Manager are brothers.

Executive Compensation

Summary Compensation Table

                                         Annual
                                      Compensation
                                      ------------

Name and
Principal Position       Year         Salary
------------------       ----         ----------

Paul C. Hickey, CEO **   1999         $52,000 *
                         1998         $5,320
                         1997         $13,553

Katie Benioni            1999         $12,080
Sec./ Accounting         1998         $14,103
                         1997         $13,149

Stephen C. Flaherty      1999         $56,538
President**

* Includes a $50,000 deferred salary for 1999.

** Under proposed remuneration Paul C. Hickey (CEO) will receive a salary of $120,000 for the year 2000 and 2001 of which in year 2000 $68,000 is deferred. Stephen C. Flaherty (President) will receive a salary of $120,000 for the years 2000 and 2001. Katie Benioni (Secretary) will receive a salary of $12,000 for the year 2000.

Employment Agreements

Stephen C. Flaherty was hired as President of Q Comm and provided a one plus year contract which expires on December 31, 2000. The
Agreement will be renewed for successive one year terms. Under this agreement Mr. Flaherty will receive the following compensation:

     - Base salary of $120,000 for the year 2000 and for each successive one year term of the agreement.

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

     - Q Comm has given Mr. Flaherty the right to exercise options to purchase shares of Common Stock as part of his compensation package.

     Under this Agreement Mr. Flaherty will be entitled to participate in all of Q Comm's benefit plans, including, but not limited to, any stock option, medical, dental, life insurance, retirement, pension, profit sharing, or other plan as may be in effect from time to time on the same basis as provided generally to all other employees.

     Bruce R. Siskonen was hired by Q Comm on June 30, 1999 as National Sales Manager and is being paid a salary of $72,000 per year. In addition, Mr. Siskonen will be entitled to participate in all of Q Comm's benefit plans, including, but not limited to, any stock option, medical, dental, life insurance, retirement, pension, profit sharing, or other plan as may be in effect from time to time on the same basis as provided generally to all other employees.

Stock Option Agreements

     Stephen C. Flaherty, President is entitled to purchase under a Stock Option Agreement adopted by Q Comm 520,000 shares ("Option shares") of Q Comm's Common Stock, par value $0.001 at a purchase price of $1.50 per share. The right to purchase the Option shares may be exercised in whole or in part. The Options shall vest subject to the terms and conditions set forth in the Stock Option Agreement over a five year period to a maximum of 520,000 shares expiring on April 30, 2004.

     John T. Hickey, Director of Marketing is entitled to purchase under a Stock Option Agreement adopted by Q Comm 200,000 shares ("Option shares") of Q Comm's Common Stock, par value $0.001 at a purchase price of $1.50 per share. The right to purchase the Option shares may be exercised in whole or in part. The options shall vest subject to the terms and conditions set forth in the Stock Option Agreement over a five year period to a maximum of 200,000 shares expiring on April 30, 2004.

     Bruce R. Siskonen, National Sales Manager is entitled to purchase under a Stock Option Agreement adopted by Q Comm 100,000 shares ("Option shares") of Q Comm's Common Stock, par value $0.001 at a purchase price of $2.25 per share. The right to purchase the Option shares may be exercised in whole or in part. The options shall vest subject to the terms and conditions set forth in the Stock Option Agreement over a five year period to a maximum of 100,000 shares expiring on April 30, 2004.

     The following table contains certain information concerning the options granted to the Named Executive Officers during the fiscal year ended December 31, 1999.

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Option Grants in Last Fiscal Year

                    Number of    Percent of   Exercise   Expiration
                    Securities     Total      or Base       Date
                    Underlying    Options      Price
                     Options     Granted to
Name                 Granted      Employees
                                in Fiscal Year

Stephen C.           520,000        63.4%        $1.50     4/30/04
Flaherty

John T. Hickey       200,000        24.4%        $1.50     4/30/04

Bruce R.             100,000        12.2%        $2.25     4/30/04
Siskonen

     The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended December 31, 1999 by each Named Officer and the value at December 31, 1999 of unexercised options held by the Named
Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option
Values
                                      Number of
                                      Securities        Value of
                                      Underlying      Unexercised
                                      Unexercised     In-the-Money
                                      Options at      Options at
                  Shares                FY-End          FY-End
                  Acquired            ------------    -------------
                     on      Value    Exercisable/    Exercisable/
Name              Exercise  Realized  Unexercisable   Unexercisable*

Stephen C.             0        -     70,000/450,000  $17,500/$112,500
Flaherty

John T. Hickey         0        -     35,000/165,000  $8,750/$41,250

Bruce R.               0        -     14,000/86,000   $0.00/$0.00
Siskonen

* Based on the closing sale price of Common Stock reported by the Nasdaq Stock Market OTC Bulletin Board as of December 31,
1999, which was $1.75 per share, less exercise price payable to optionee.

Certain Relationships and Related Transactions

     Q Comm leases equipment and furniture from a company owned by Q Comm's CEO, under an operating lease which expires on March 31, 2001. Monthly payments are approximately $2,700 under the operating lease agreement. Q Comm is liable to carry property insurance and assume the responsibility of maintaining the leased equipment and furniture.

          Item 2. Acquisition or Disposition of Assets

     The consideration exchanged in the acquisition was negotiated between Azore and Q Comm. In evaluating Q Comm as a candidate for the exchange, the stockholders of Azore evaluated the assets, present and anticipated operations, and management of Q Comm. The following is a description of Q Comm's history and the business Q Comm will pursue.

History

     On August 3, 1998, Teleconnect, Inc., a Utah corporation,
Teleshare 900, Inc., a Utah corporation, and Q Comm
International, Inc., a Nevada corporation, merged into QCMERCO, Inc., a newly created Utah corporation, and

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a wholly-owned subsidiary of Four Rivers Development, Inc., a
Utah corporation. Effective on the merger date, QCMERCO changed its corporate name to Q Comm, Inc. and Four Rivers Development,
Inc., changed its name to Q Comm International, Inc.

     Teleconnect Inc., ("TCI") was formed in January 1993, to engage in the business of selling telecommunications services through independent sales agents who paid TCI for the right to be a TCI agent.

     Teleshare 900 ("T900") was formed in August 1992 to offer 900 number services as an IVR service bureau. T900 charges a fee for providing information and training on establishing a 900 number, and continues to act as the IVR service bureau that monitors the number, keeps information on the number up to date and disburses to the owner revenue generated by the 900 number. T900 has corporate policies that do not allow any participation in psychic services or sexually oriented services.

     Four Rivers Development, Inc. was incorporated on February
7, 1986 in the state of Utah. Four Rivers Development, Inc. was a shell company and did not engage in any business activity prior to when its name was changed on August 3, 1998 to Q Comm
International, Inc.

     Q Comm International, Inc., was incorporated on December 5, 1997 in the state of Nevada. Q Comm International, Inc. was formed to combine with Teleconnect, Inc. and Teleshare 900, Inc. which were merged into QCMERCO, Inc. a Utah Corporation and wholly owned subsidiary of Four Rivers Development, Inc. Prior to August 3, 1998, Q Comm International, Inc. had not engaged in any business activity.

Business

     Q Comm which is headquartered in Orem, Utah, is a regional telecommunications service provider specializing in prepaid phone cards, prepaid wireless and prepaid local dial tone phone services to end users throughout the United States. Q Comm's securities are quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol QCCM.

     Q Comm targets high transaction, small to mid-size retailers utilizing a sales force of approximately 2,500 resellers throughout the continental United States. Q Comm's activities to date have been limited primarily to providing telecommunications products and services. Q Comm's revenues originate from signing up master agents (distributors of the products), sales of prepaid calling cards, Interactive Voice Response ("IVR") services, sales of prepaid wireless service and sales of prepaid local dial tone service. Q Comm's core business is prepaid phone cards. However, it believes Q Comm's future business will be primarily in the prepaid wireless market.

     Q Comm will sell prepaid wireless through approximately
2,500 master agents, retail agents and thousands of retail locations. Q Comm will continue to sell prepaid phone cards through the same resellers. Q Comm will discontinue providing 900 number IVR service.

     International opportunities are also emerging for Q Comm in the telecommunications arena. Overseas deregulation of telecommunications provides Q Comm with an unprecedented opening for joint venture opportunities to develop and market telecommunication systems.

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     The key to Q Comm's future success is with its retail agents and retail locations which are currently active in providing prepaid phone cards and prepaid wireless service. Q Comm expects that its total number of retail locations will reach 7,800 by the end of the year 2001.

     Q Comm is headquartered in Utah and has its corporate offices and principal place of business located at 1145 South
1680 West, Orem Utah 84058-4930. Q Comm's telephone number is 801-
226-4222.

Product Development

     Q Comm has not developed any products or made any expenditures related to research and development over the past 3 years. This is mainly due to the fact that it resells services produced and provided by other companies. Q Comm recently began reselling a prepaid telecommunications services point-of-sale activation terminal from LDC Direct that it has private labeled as "Qxpress". While Q Comm does not expect any product development costs associated with Qxpress, a material investment of approximately $400 will be required to purchase each unit. Q Comm plans to purchase about 4,300 terminals by the end of year 2000. There are no patents, trademarks, trade names, or service marks held by Q Comm.

Product Information

     Q Card: Q Comm provides a Q Card which is a money-saving rechargeable phone card. Q Cards can be "charged" with any amount of time, and because the cards can be recharged an unlimited number of times, there is never a need to purchase another.

     Q Custom Cards: Q Comm offers a Custom Phone Card designed for businesses. The Custom Phone Card provides an affinity program and brand promotion for businesses. The card is also designed to enhance businesses marketing and increase their sales. Q Comm allows businesses selling the cards to customize it by placing any type of graphic and/or text on the front of the card.

     Q Discount Cards: Q Comm offers prepaid Discount Phone Cards available in $5, $10 and $20 increments. The card is offered through a point-of-purchase display. Each card is perforated to quickly and easily separate from its hanger. The display is made to hang at or near a counter in a retail store. Since these cards are not rechargeable, once time has been used, the customer will dispose of the card and return to a retail location to purchase a new one.

     Qxpress System: The Qxpress prepaid system provides on-demand prepaid telecom services. With the Qxpress turnkey system-installed and serviced by Q Comm, retailers can print and activate prepaid phone cards in addition to prepaid wireless services at the point of purchase on demand.

     The cards issued by Qxpress can be customized with the company's name and phone number. In addition, each card includes a small "billboard" that can be customized each month to advertise a special promotion at certain retail locations.

     Q Tone: Q Comm offers Q Tone, which provides the convenience of local phone service to consumers regardless of their credit history, housing status or background. For a set fee per month and a one time activation fee

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consumers are provided with unlimited local dial tone service without deposits, credit checks or hassle. This service is provided to individuals who have no phone service, or lost their service for failing to pay their phone bill.

     Q Wireless: Q Comm, seeking to provide an economical solution to the millions of consumers who are denied billable wireless phone services, offers prepaid wireless phone services. Q Comm provides a state-of-the-art cellular phone pre-loaded with 10 minutes of time, which also comes with a battery and charger.

Plans for Growth

     Q Comm is aggressively pursuing a strategy of high growth in the prepaid telecom industry through direct sales deployment and acquisitions of regional and rural prepaid telecom companies. Q Comm has not as of yet identified any potential companies for acquisition purposes.

Growth Through Direct Sales

     Q Comm will market its prepaid telecom services to high traffic, high transaction retail establishments which include independent grocery stores, check cashing outlets, gift shops, tourist stores, gas or service stations, private postal services, RV parks, college campus stores, airports, hotels and resorts, and liquor stores. Q Comm will accomplish this through a regionally organized direct sales force. Q Comm intends to roll out regionally as it builds a nationwide services footprint. Each region will consist of 5-8 sales representatives led by one sales manager. Q Comm's direct sales efforts will initially focus on the under-served, least competitive areas of the country, which at this time are retail chains of 1 to 30 stores located in Midwestern markets of 500,000 people or less.

     Q Comm believes that there is a significant competitive advantage to being the first to offer a total prepaid management system, like Qxpress, to many retailers in small to medium-sized markets throughout the U.S. Whenever a new account is established, the agreement affords Q Comm a multi-year exclusive contract. During the term of the contract it will be able to establish retailer loyalty by providing superior, in-person, customer support; excellent, retailer-oriented solutions and product quality; as well as incentives for renewing contracts prior to expiration.

Growth Through Acquisition

     As one of only a few public prepaid telecom companies in the U.S., Q Comm is positioned to begin acquiring regional prepaid companies. Companies that Q Comm intends to initially target for acquisition will offer prepaid telecom services to more than 100 retail locations, will overlap its current wireless coverage areas and will have positive cash flow. In order to sustain this growth and fund Q Comm's aggressive acquisition strategy, Q Comm intends to raise $3-5 million in the second quarter of year 2000 through an equity offering and possibly register a second offering later in year 2000.

     Q Comm's goal in growth-by-acquisition includes building the size of its core operations to increase brand recognition, strengthening its technology, opening new revenue streams, creating economies of scale, extending distribution networks, and lowering aggregate sales and market expenses.

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Drive Multiple Revenue Streams

     Q Comm intends to leverage its brand, technology, operating infrastructure, and customer and distribution bases to develop additional revenue opportunities. Q Comm believes significant incremental revenue opportunities exist through increasing and enhancing its prepaid telecom product selection as well as non-telecom prepaid items such as gasoline stations or car washes through the Qxpress system. The Qxpress system has built-in flexibility that allows any item that is sold to be pre-sold or prepaid. As Q Comm funnels additional products through Qxpress systems located in thousands of retail locations across the country, Q Comm believes new product introductions will rapidly boost sales and increase Q Comm's valuation. In addition Q Comm should become an attractive, potential acquisition to an increased number of companies in various industries.

Provide Value to Prepaid Telecom Retailers and Consumers

     Q Comm will continue to build customer trust and loyalty by maintaining its focus as a premium prepaid telecom provider who meets and exceeds customer demands in all product offerings. By providing retailers and consumers with flexible, custom, on-demand product solutions, Q Comm brand loyalty should be enhanced.

Capitalize on Q Comm's Current Distribution Channels

     Over the past seven years, Q Comm has developed extensive experience in the telecom industry as well as a national distribution channel consisting of approximately 2,500 value-added resellers. Q Comm believes it will be able to achieve significant sales as new products and services, such as prepaid wireless and the new Qxpress total management system, are introduced by its distributors to retailers and consumers throughout the country.

Maintain Technology Focus and Expertise

     By capitalizing on the flexibility of its management system, Qxpress, Q Comm is able to enhance its service offerings, meet increased demand, and take advantage of the efficiencies of automated, real-time product creation that their technology and streamlined prepaid point-of-sale system permit. Q Comm intends to continue to leverage the leading technologies and create cutting-edge solutions to enhance the overall retailer and customer experience.

Competition

     Q Comm is currently marketing telecommunication services. The U.S. prepaid telecommunications industry is highly competitive and significantly influenced by the marketing and pricing practices of the major industry participants. Many of its competitors are significantly larger and have substantially greater resources. Q Comm also competes with other national and regional telecommunications resellers, which employ various means to attract new subscribers, including television and other advertising campaigns, telemarketing programs, network marketing, cash payments and other incentives.

     Q Comm also competes in a market that is new, competitive, highly fragmented and rapidly changing. In acquiring new customers, it competes on the basis of product quality, convenience, price, company stability and brand

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awareness. To acquire new retailers, there are additional factors such as retail solutions, commissions and support. Q Comm competes with thousands of companies for the attention of consumers and retailers. These competitors can be categorized as illustrated in the following table:

Category              Focus                 Example Competitors

Small, regional       Small, rural          Prepaid Solutions,
Companies             retailers             Telecom, Caribe

Medium to large       Medium to large       Topp Telecom,
companies             retail                Destia,
                      chains, Businesses    VoCall, RDST.com,
                      in                    Alltel
                      major metropolitan    Corp
                      areas

Mainstream, large     Large retail chains   AT&T, MCI-World
companies             and                    Com, Sprint
                      corporations in
                      major
                      metropolitan areas

     Q Comm's major competitors include some of the following:

AT&T

     AT&T is offering prepaid wireless phone service with no roaming or long distance charges. The plan initially costs $129 and comes with an Ericsson LX 700 digital phone loaded with 15 minutes of air time, a 15-minute refill card, and a mail-in coupon for another free 60 minutes. AT&T recently purchased SmartTalk, Inc. SmartTalk, Inc. is a manufacturer, marketer and distributor of prepaid telecommunication products and related services. SmartTalk has agreements in place that make its products accessible in over 100,000 mass merchandisers, consumer electronic retailers, home office superstores, supermarkets, university bookstores, convenience stores, and other locations throughout North America and Europe.

Alltel Corp.

     ALLTEL Corporation has more than 80 years experience with telephone services for the home, and business. ALLTELL is a recognized leader in enterprise networks and wireless communications. ALLTEL Corporation is a customer focused information technology company that provides wireline and wireless communications and information services, including local, long distance, network access and Internet services, wide area paging and others. Their maximum prepaid wireless balance is $500. ALLTEL prepaid wireless service doesn't require debit cards, PIN numbers, authorization codes or special phones; any analog wireless phone can be used.

VoCall Communications Corp.

     VoCall Communications Corp. is a rapidly growing, facilities-based provider of global telecommunications products and services. The American-based firm specializes in pre-paid telecommunications services such as prepaid calling card, cellular, paging and Internet telephony services. Founded in 1990, VoCall is one of Americas fastest-growing private companies. From 1994 to 1998, the company's revenues grew over 6,100%, leading Telecom Business magazine to name VoCall one of America's Top 250 telecommunication companies. Through its recent alliances with Lucent Technologies/Ascend Communications and Winstar, VoCall will offer an array of post-paid services such as Internet access, domestic and international long distance , CLEC

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services and wireless. VoCall is widely considered America's premier, prepaid calling card provider.

Topp Telecom

     Topp Telecom is a leading provider of low cost prepaid wireless communications with over 10,000 retail outlets. Topp Telecom is the only company in the United States that can provide the consumer with a local cellular phone number in every city that has cellular coverage in the U.S., Alaska, Hawaii, Puerto Rico and the U.S. Virgin Islands. Topp Telecom is the prepaid wireless solution for Radio Shack, the largest retailer of cellular products in the U.S. Topp is also the choice of Motorola and Nokia, which have licensed their proprietary technology to go into selected prepaid handsets.

Destia Communications

     Destia Communications, Inc. is a global network provider of telecommunications and data communications services. Destia offers residential and commercial users a range of products, including international and domestic long-distance, calling cards, prepaid card services and wholesale transmission services. Destia, along with its subsidiaries Telco (UK) and Econophone (Switzerland, Belgium, Germany, Austria), is one of the fastest growing facilities-based providers of long distance services. Destia offers a virtual phone card that can be instantly delivered over the Internet. The card allows users to make long distance calls from anywhere in the U.S. to almost anywhere in the world.

Ardis Telecom and Technologies, Inc. (RDST.com)

     Ardis Telecom and Technologies, Inc. through its operating subsidiary, RDST, Inc. participates in the rapidly growing prepaid telecommunications services industry. RDST is currently creating and marketing prepaid phone cards for domestic and international long distance calling. Having initially operated as a reseller of services RDST is now a facilities based provider, operating its own telecommunications switching equipment and enhanced services platform.

MCI-World Com

     Operating in more than 65 countries, MCI-WorldCom is a provider of fully integrated local, long distance, international and Internet services. The company serves million of U.S.
business and residential customers over a 45,000 mile, all-fiber high capacity nationwide network.

Sprint

     Sprint was the first long distance carrier to introduce prepaid calling cards in the U.S. market in 1993. In May, 1998, Sprint placed its 200 millionth card in the market, making Sprint the first prepaid card provider to reach this milestone. The Sprint prepaid phone is sold in nearly 35,000 retail outlets in the U.S., Guam and the Caribbean.

     Q Comm's ability to compete effectively will depend on, among other factors, its continued ability to form strategic alliances and joint ventures with third party telecommunications service providers and to provide high

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

quality services at c competitive prices. There can be no assurances that Q Comm will be able to compete successfully in the telecommunications marketplace. Any inability by Q Comm to compete successfully would have a material adverse effect on its business, operating results and financial condition.

     The prepaid telecom market is new, rapidly evolving and intensely competitive. Specifically, prepaid services are a rapidly growing segment of the telecommunications industry with relatively low barriers of entry. Q Comm believes that additional competitors, including internet-based service providers, will be attracted to the prepaid telecom marketplace. Competition is likely to intensify as this market matures. As competitive conditions intensify, competitors may;

     - enter into strategic or commercial relationships with larger, more established and well-financed companies;
     - secure services and products from suppliers on more favorable terms;
     - devote greater resources to marketing and promotional campaigns;
     -     secure exclusive deals with buyers that impede Q
           Comm's sales; and
     - devote substantially more resources to system development.

     In addition, new technologies and the expansion of existing technologies may increase competitive pressures. As a result of increased competition, Q Comm may experience reduced operating margins, as well as loss of market share and brand recognition. Q Comm may not be able to compete successfully against current and future competitors. These competitive pressures could have a material adverse effect on Q Comm's revenue growth and earnings.

Item 5. Other Events

Market For Common Equity and Related Stockholder Matters

     Q Comm's Common Stock is currently traded on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "QCCM." Q Comm is presently not required to file reports with the SEC pursuant to the Exchange Act. However, under the OTC Eligibility Rule, effective January 4, 1999, companies whose securities are quoted on the OTCBB will be required to file periodic reports with the SEC to continue quoting their securities (the "Eligibility Rule"). As a result of the acquisition of Azore, Q Comm is assuming the reporting status of Azore for purposes of satisfying the requirements of the Eligibility Rule.

     The following table sets forth the range of the high and low closing bid prices per share of Q Comm's Common Stock during each of the calendar quarters identified below. These bid prices were obtained from the Standard & Poor's Comstock, and do not necessarily reflect actual transactions, retail markups, markdowns or commissions. Based on the very limited public float and trading in Q Comm's Common Stock, Q Comm believes that such data is anecdotal and may bear no relation to the true value of Q Comm's Common Stock or the range of prices that would prevail in a liquid market.

     The high and low bid sales prices for the equity for each full quarterly period within the two most recent fiscal years and any subsequent interim period for which financial statements are included are as follows:

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

                      High Bid              Low Bid
1998
First Quarter *       N/A                   N/A
Second Quarter *      N/A                   N/A
Third Quarter *       N/A                   N/A
Fourth Quarter        2 3/8                 1 1/2

1999
First Quarter         2 1/4                 1 1/2
Second Quarter        2 5/8                 1 1/4
Third Quarter         3                     1 1/2
Fourth Quarter        1 7/8                 0 3/4

*    Q Comm securities were not listed on the Over-the-Counter
     Bulletin Board until the third quarter of 1998.

Successor Issuer Election

     Upon completing the acquisition of Azore, Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Q Comm became the successor issuer to Azore for reporting purposes under the Securities Exchange Act of 1934, and hereby elects to report under said Act effective March 20, 2000.

            Item 7. Financial Statements and Exhibits

Financial Statements

      The audited financial statement of Q Comm for the years ended December 31, 1999 and 1998, and pro forma financial information will be filed by amendment hereto not later than 60 days after the date that this initial report on Form 8-K is filed with the Securities and Exchange Commission.
Exhibits

Exhibit    SEC Ref.   Title of Document
No.        No.

1          (2)        Plan of Merger Between Q Comm and Azore

2          (3)(I)     Articles of Amendment, Four Rivers
                      Development

3          (3)(I)     Articles of Incorporation, Four Rivers
                      Development

4          (3)(ii)    By-Laws

5          (10)       Lease Agreement

6          (10)       Employment Agreement for Stephen C.
                      Flaherty

7          (10)       Stock Option Agreement for Stephen C.
                      Flaherty

8          (10)       Stock Option Agreement for John T. Hickey


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


9          (10)       Stock Option Agreement for Bruce R.
                      Siskonen

10         (10)       Convertible Debenture and Common Stock
                      Purchase
                      Agreement Dated September 15, 1999

                           SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Q Comm International, Inc.

DATED: March 20, 2000                 By: Paul Hickey
                                          Chairman of the Board, CEO

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